Exhibit 10.1
TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”), dated as of May 9, 2023, is entered into by and among Integrated Financial Holdings, Inc., a North Carolina corporation (“IFHI”), MVB Financial Corp., a West Virginia corporation (“MVB”), West Town Bank & Trust, an Illinois state-chartered bank (“West Town Bank”), and MVB Bank, Inc., a West Virginia state-chartered bank (“MVB Bank” and, together with IFHI, MVB, and West Town Bank, the “Parties” and each, a “Party”). Capitalized terms used but not defined herein shall have the respective meanings given to them in the Holding Company Merger Agreement (as defined below).

WHEREAS, on August 12, 2022, IFHI and MVB entered into an Agreement and Plan of Merger and Reorganization (the “Holding Company Merger Agreement”), pursuant to which IFHI would merge with and into MVB, with MVB as the surviving entity (the “Holding Company Merger”);

WHEREAS, on October 4, 2022, West Town Bank and MVB Bank entered into an Agreement and Plan of Merger (the “Bank Merger Agreement” and, together with the Holding Company Merger Agreement, the “Merger Agreements”), pursuant to which West Town Bank would merge with and into MVB Bank, with MVB Bank as the surviving entity (the “Bank Merger” and, together with the Holding Company Merger, the “Mergers”);

WHEREAS, Section 8.1(a) of the Holding Company Merger Agreement provides that the Holding Company Merger Agreement may be terminated with the mutual written consent of IFHI and MVB;

WHEREAS, Section 5.01 of the Bank Merger Agreement provides that the Bank Merger Agreement may be terminated with the mutual written consent of West Town Bank and MVB Bank;

WHEREAS, IFHI and MVB have determined that it is in the best interest of IFHI and MVB, respectively, to terminate the Holding Company Merger Agreement on the terms and conditions set forth herein;

WHEREAS, West Town Bank and MVB Bank have determined that it is in the best interest of West Town Bank and MVB Bank, respectively, to terminate the Bank Merger Agreement on the terms and conditions set forth herein; and

WHEREAS, each of the respective boards of directors of IFHI, MVB, West Town Bank, and MVB Bank have approved the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the premises, and of the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

1. Termination. Pursuant to Section 8.1(a) of the Holding Company Merger Agreement and Section 5.01 of the Bank Merger Agreement, the Parties hereby agree that the Merger Agreements, including all schedules and exhibits thereto, and all ancillary agreements entered into by them pursuant thereto (except for the Confidentiality Agreement) (collectively, the “Transaction Documents”), are hereby terminated effective immediately as of 5:00 p.m. Eastern Standard Time on the date hereof (the “Termination Time”), and, notwithstanding anything to the contrary in the Transaction Documents, the Transaction Documents are terminated in their entirety and are void and of no further force or effect whatsoever (the “Termination”), and none of IFHI, MVB, West Town Bank, MVB Bank, or any of their respective Subsidiaries, or any of the officers, directors, employees, shareholders, agents or representatives of any of them shall have any liability of any nature whatsoever under the Transaction Documents, in connection with the transactions contemplated thereby, or the Termination; provided that Section 6.2(b) and, to the extent not inconsistent with the terms of this Agreement, Article IX (other than Section 9.1 and Section 9.11, each of which shall terminate) of the Holding Company Merger Agreement, Article VI of the Bank Merger Agreement and the Confidentiality Agreement (as amended by Section 4 hereof) shall each remain in full force and effect in accordance with their respective terms.

2. Mutual Release; Disclaimer of Liability. Each of IFHI, MVB, West Town Bank, and MVB Bank, each on behalf of itself and each of its respective successors and past and present subsidiaries, affiliates, assignees, officers, directors, employees, controlling persons, Representatives, agents, attorneys, auditors, stockholders, equity holders and advisors, and any family member, spouse, heir, trust, trustee, executor, estate, administrator, beneficiary, foundation, fiduciary, predecessors, successors and assigns of each of them (the “Releasors”), does, to the fullest extent permitted by law, hereby fully release, forever discharge and covenant not to sue any other Party, any of their respective successors and past and present subsidiaries, affiliates, assignees, officers, directors, employees, controlling persons, Representatives, agents, attorneys, auditors, stockholders, equity holders and advisors, and any family member, spouse, heir, trust, trustee, executor, estate, administrator, beneficiary, foundation, fiduciary, predecessors, successors and assigns of each of them (collectively the “Releasees”), from and with respect to any and all past, present, direct, indirect, individual, class, representative and derivative liability, claims, rights, actions, causes of action, suits, liens, obligations, accounts, debts, losses, demands, judgments, remedies, agreements, promises, liabilities, covenants, controversies, costs, charges, damages, expenses and fees (including attorney’s, financial advisor’s or other fees) (“Claims”), howsoever arising, of every kind and nature, whether based on any law or right of action (including any claims under federal securities laws or state disclosure laws or any claims that could be asserted derivatively on behalf of the Parties), known or unknown, asserted or that could have been asserted, matured or unmatured, contingent or fixed, liquidated or unliquidated, accrued or unaccrued, foreseen or unforeseen, apparent or not apparent, which Releasors, or any of them, ever had or now have or can have or shall or may hereafter have against the Releasees, or any of them, in connection with, arising out of, based upon or related to, directly or indirectly, the Transaction Documents (other than Section 6.2(b) and Article IX (other than Section 9.1 and 9.11, each of which shall terminate) of the Holding Company Merger Agreement, Article VI of the Bank Merger Agreement, and the Confidentiality Agreement (as amended by Section 4 hereof)), including any breach, non-performance, action or failure to act under the Transaction Documents, the proposed Mergers, the events leading to the termination of the Merger Agreements or any other Transaction Documents, any deliberations or negotiations in connection with the proposed Mergers or this Agreement, the consideration to have been received by IFHI and West Town Bank’s stockholders in connection with the proposed Mergers, and any SEC filings, public filings, periodic reports, press releases, proxy statements or other statements issued, made available or filed relating, directly or indirectly, to the proposed Mergers, this Agreement or the Termination. The release contemplated by this Section 2 is intended to be as broad as permitted by law and is intended to, and does, extinguish all Claims of any kind whatsoever, whether in law or equity or otherwise, that are based on or relate to facts, conditions, actions or omissions (known or unknown) that have existed or occurred at any time to and including the Termination Time in connection with, arising out of, based upon or related to, directly or indirectly, the Transaction Documents or the Mergers or the termination thereof. Each of the Releasors hereby expressly waives to the fullest extent permitted by law any rights it may have under any statute or common law principle under which a general release does not extend to claims which such Party does not know or suspect to exist in its favor at the time of executing the release.

Nothing in this Section 2 shall (a) apply to any action by any Party to enforce the rights and obligations imposed pursuant to this Agreement and the Confidentiality Agreement or (b) constitute a release by any Party for any Claim arising under this Agreement and the Confidentiality Agreement.

3. Public Statements. The Parties and their respective affiliates shall not issue any press releases or otherwise make public announcements with respect to the Mergers, the Merger Agreements, or the termination of the Merger Agreements without the other Party’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) in each case except (a) to the extent consistent with the press materials of each Party agreed upon as of the date hereof by the Parties in connection with this termination, and (b) as such release or public statement may be required by law, rule or regulation, including by the rules or regulations of any United States securities exchange or over-the-counter marketplace to which the relevant Party is subject or the United States Securities and Exchange Commission.

4 Return or Destruction of Confidential Information; Confidentiality Agreement.

(a) Within fifteen (15) business days of written request, the requested Party shall, and shall cause its respective affiliates, representatives and advisors to, return to the requesting Party or destroy all Confidential Information (as defined in the Confidentiality Agreement) and other confidential information received after the date of the Holding Company Merger Agreement pursuant to the Merger Agreements and/or integration planning.

(b) The effectiveness of the Confidentiality Agreement shall continue through the second anniversary of the date of this Agreement.

5. General Provisions.

(a) Representations and Warranties. Each Party hereby represents and warrants to the other Parties that (a) such Party has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (b) the execution, delivery, and performance of this Agreement, the termination of the Merger Agreements, and the consummation of the other transactions contemplated hereby have been duly and validly approved by the board of directors of such Party, (c) no other corporate or similar proceedings on the part of such Party are necessary to approve this Agreement or the termination of the Merger Agreements or to consummate the other transactions contemplated hereby, and (d) this Agreement has been duly and validly executed and delivered by such Party (assuming the due authorization, execution and delivery by the other Parties) and constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions).

(b) Further Assurances. Each Party shall, and shall cause its subsidiaries and affiliates to, cooperate with each other in the taking of all actions necessary, proper or advisable under this Agreement and applicable laws to effectuate the Termination.

(c) Waiver. The failure of any Party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

(d) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by delivery in person, by facsimile or by email (with affirmative confirmation of receipt by the receiving Party), by registered or certified mail (with postage prepaid, return receipt requested) or by a nationally recognized courier service (with signed confirmation of receipt) to the respective Parties at the addresses set forth in Section 9.4 of the Holding Company Merger Agreement (using the same address for West Town Bank as is used for IFHI and using the same address for MVB Bank as is used for MVB and, in the case of IFHI and West Town Bank, sent to Attention: President) (or at such other address for a Party as shall be specified by like notice).

(e) Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

(f) Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, other than with respect to the provisions of Section 2 hereof, with respect to which each Releasee is an expressly intended third-party beneficiary thereof; provided however that only a Party hereto can enforce this Agreement on behalf of any Releasee relating to such Party.

(g) Entire Agreement. This Agreement and the Confidentiality Agreement (as amended by Section 4 hereof) constitute the entire agreement among the Parties and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

(h) Amendments. Any amendment, modification or waiver of any provision of this Agreement, or any consent to departure from the terms of this Agreement, shall not be binding unless done by written agreement, executed and delivered by duly authorized officers of the respective Parties.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law (whether of the State of Delaware or any other jurisdiction). Each Party agrees that it will bring any action or proceeding in respect of any claim arising under or related to this Agreement or the transactions contemplated hereby exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware, or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal or state court of competent jurisdiction located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under or related to this Agreement or the transactions contemplated hereby, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in such an action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party and (iv) agrees that service of process upon such Party in any such action or proceeding will be effective if notice is given in accordance with Section 5(d).

(j) Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(k) Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

(l) Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or otherwise were breached. Accordingly, the Parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties hereby further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

(m) WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY DIRECTLY OR INDIRECTLY ARISE UNDER OR RELATE TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(M).

(n) Delivery of Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each Party hereto forever waives any such defense.

(o) Costs and Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expense.

(p) Interpretation. The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, IFHI, MVB, West Town Bank, and MVB Bank have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

INTEGRATED FINANCIAL HOLDINGS, INC.

By:	/s/ Marc McConnell
Name: Marc McConnell
Title: Chairman, President and CEO

MVB FINANCIAL CORP.

By:	/s/ Donald T. Robinson
Donald T. Robinson
President and Chief Financial Officer

WEST TOWN BANK & TRUST

By:	/s/ Melissa Marsal
Name: Melissa Marsal
Title: President and Chief Executive Officer

MVB BANK, INC.

By:	/s/ Donald T. Robinson
Donald T. Robinson
President